EXHIBIT 99.2
May 21, 2008 Federal Signal Corporation

This presentation contains various forward-looking statements as of the date hereof and the Company undertakes no obligation to update these statements regardless of new developments or otherwise. Statements in this presentation that are not historical are forward-looking statements. These risks and uncertainties, some of which are beyond the company's control, include the cyclical nature of the company's industrial and municipal markets, technological advances by competitors, the Company's ability to improve its operating performance, risks associated with the execution of new product introduction, increased warranty and product liability expenses, risks associated with supplier, dealer and other partner alliances, changes in cost competitiveness including those resulting from foreign currency movements, disruptions in the supply of parts or components from sole source suppliers and subcontractors, retention of key employees and general changes in the competitive environment. Safe Harbor May 21, 2008

100+ years of product leadership Diverse markets Shift to higher-growth, higher-return products Focus on cost structure Leadership change Investment Highlights

Management Team

Segment Revenues $942 million Customer Orders $998 million 2007 Revenues and Orders (restated for disc ops of Tool & E-ONE) Environmental Solutions 48% Fire Rescue 13% Safety & Security Systems 39% U.S. Municipal 31% U.S. Industrial/ Commercial 26% Non-U.S. 43%

Product Leadership Drives Our Business Renewed focus on providing best-in-class products and solutions 100+ year history of product leadership #1 or #2 in most markets Mission-critical products Trusted brands - proven performance Boosted new product engineers by more than 50% in past year FS Codespear interoperable communications platforms FS Legend Lightbar Bronto articulated aerial platform FS Vactor HXX Vacuum Excavator Elgin Pelican Sweeper

Recent History Initiated "Shrink to Grow" strategy 2004 2005 2006 2007 February Divested Cutting Tools Acquired Security-Focused Technology Companies Significant New Products Launched New Growth Strategy Launched Closed 6 plants Sold/Divested 7 Business Units Formalized New Product Development Process 2008 Discontinued operations of E-ONE & Tool

Tightened Strategic Focus Leasing portfolio Plastisol Preble Justrite TTI Victor product lines Refuse FAPD do Brasil Superior Tool Group Codespear $17M Riverchase $7M PIPS $126M "Shrink to Grow" 2007 Acquisitions $210 million $150 million

2007 Acquisitions

Long Term EV Growth Strategy Safety & Security Focus resources on public safety markets Integrate products into solutions Environmental Solutions Expand globally Increase capacity Add intelligence to products E-One Discontinued operation Available for sale Bronto Increase capacity Accelerate North American growth

Safety and Security Systems Group





	Mobile Vehicular Systems	Industrial Communications, Safety and Security	Public Safety Systems
Products	Lightbars, beacons, sirens, mobile data systems, speakers and license plate recognition systems	Beacons, horns, interoperable communications systems, mining and marine hazardous area lighting, parking access control equipment & systems	Automated license plate recognition systems, all-hazard warning systems, interoperable communications systems, urgent notification, Broadband wireless, CAD & emergency ops.
Customers	Police and fire departments, ambulance services, DOTs, utilities, tow truck operators	Industrial plants, petrochemical plants, ship/rig builders, coal mines, municipalities, nuclear plants, military bases, airports, parking operators	Law enforcement, cities, states, national governments
Channels	Police and truck equipment distributors, catalog houses, installers, OEMs, direct	Distributors, catalog houses, OEMs, direct	Distributors, direct, OEMs, Integrators
Competitors	Whelen, Code 3, Ecco, Hella, Sirena	Edwards/GE, Gaitronics/Hubbell, Crouse-Hinds/Cooper, Whelen, Amano, SkiData, Ascom, Scheidt & Bachman	Civica Software, Remington Elsag, Whelen, MadahCom, Send Word Now

FEDERAL SIGNAL | Advancing security and well-being.
11

SSG Organic Growth ($ in millions) +18% +17% CAGR = 2%

Environmental Solutions Group



	Sweepers	Vacuum Trucks — Municipal	Vacuum Trucks — Industrial	Water Blasters
Products	Street, parking lot and industrial sweepers	Sewer and catch basin cleaners, glycol recovery vehicles, hydro excavating vehicles	Vacuum loaders that clean up industrial waste or recover and recycle valuable raw materials	Water blasters that clean and prepare industrial surfaces
Customers	Contractors, cities, counties, states, airports	Contractors, cities, counties, states, airports	Industrial contractors, plants and rental houses	Industrial contractors, plants and rental houses
Channels	Dealers, direct	Dealers	Direct	Direct, distributors
Competitors	Schwarze, Tymco, Allianz	VacCon, Super Products, Clean Earth, Aquatech	Super Products, GapVax, VacCon, Clean Earth	NLB, Gardner Denver, Woma, Hammelman

FEDERAL SIGNAL | *Advancing security and well-being.*
13

ESG Organic Growth ($ in millions) +21% +5% CAGR = 5%

15 Fire Rescue Group Rescue and Fire General Purpose Electric Utility Products Telescopic and articulated aerial devices for rescue and fire Telescopic and articulated aerial devices for general purposes Insulated telescopic and articulated aerial devices for transmission line work Customers Municipal, voluntary and industrial rescue, fire and civil defense authorities and industrial fire brigades Rental companies and contractors mostly in western Europe, Australia and North America Electric utilities and utility contractors Channels Own marketing and service network in selected markets, dealer network elsewhere Own marketing and service network in selected markets, dealer network elsewhere Dealer network Competitors Iveco/Magirus, Rosenbauer/Metz Wumag, Ruthmann Altec, EGI

Bronto Organic Growth ($ in millions) +53% +51% CAGR = 13%

Segment Overview